UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: November 14, 2022

NovaBay Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608
(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	NBY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 9, 2022, NovaBay Pharmaceuticals, Inc. (the “Company”) announced that it entered into a Securities Purchase Agreement with the institutional accredited investors named therein (the “Purchasers”), relating to a private placement transaction to sell Company units (“Units”) consisting of of (i) a newly designated Series C Non-Voting Convertible Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”), (ii) a new short-term Series A-1 warrant to purchase common stock (“Short-Term Warrants”), and (iii) a new long-term Series A-2 warrant to purchase common stock (“Long-Term Warrants” and, together with the Short-Term Warrants, the “Warrants”) (the “Private Placement”). The terms of the Private Placement were previously described in the Current Report on Form 8-K, filed by the Company on September 13, 2022 (the “Private Placement Form 8-K”).

The Private Placement closed on November 18, 2022, for aggregate gross proceeds of approximately $3.25 million, before deducting placement agent fees and other offering expenses.

In connection with the closing of the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers to register the Common Stock underlying the Series C Preferred Stock (the “Series C Preferred Conversion Shares”) and the Common Stock underlying the Warrants (the “Warrant Shares” and, together with the Series C Preferred Conversion Shares the “Underlying Shares”). Pursuant to the terms of the Registration Rights Agreement, the Company is required to file an initial registration statement with the Commission covering the resale of the Series C Preferred Conversion Shares and the Underlying Shares no later than December 12, 2022 and to use best efforts to have the registration statement declared effective no later than January 9, 2023 or, in the event of a “full review” of the registration statement by the Securities and Exchange Commission, February 8, 2023.

The foregoing summaries of the material terms of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is included as Exhibit 10.1 to this report and incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

Certificate of Amendment--Reverse Stock Split

On November 14, 2022, the Company filed a certificate of amendment (“Certificate of Amendment”) providing for an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split at a ratio of 1-for-35 (the “Reverse Stock Split”). As provided in the Certificate of Amendment, the Certificate of Amendment and the Reverse Stock Split became effective on November 15, 2022. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

As previously disclosed in a Current Report on Form 8-K filed by the Company on November 14, 2022, the Reverse Stock Split ratio and filing of the Certificate of Amendment was approved by the Company’s Board of Directors on November 14, 2022 after having received the requisite stockholder approval at the Company’s special meeting of stockholders on November 10, 2022.

Certificate of Designation--Series C Preferred Stock

Before the closing of the Private Placement described in Item 1.01 above, on November 17, 2022, the Company filed the Certificate of Designation of Preferences, Rights and Limitations of the Series C Non-Voting Preferred Stock (the “Certificate of Designation”) setting forth the powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series C Preferred Stock, as summarized in the Private Placement Form 8-K with such summary incorporated herein by reference. A copy of the Certificate of Designation is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, dated November 14, 2022

3.2	Certificate of Designation for the Series C Preferred Stock, dated November 17, 2022

10.1	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 13, 2022)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Justin M. Hall
Justin M. Hall
Chief Executive Officer and General Counsel

Dated: November 18, 2022